UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2017

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2017, Green Dot Corporation (the "Company") agreed with Konstantinos Sgoutas on the terms of his transition from an employee of the Company to a transitional advisory position. As discussed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2016, Mr. Sgoutas ceased serving as Chief Revenue Officer of the Company, effective as of November 28, 2016.
The agreement with Mr. Sgoutas (the “Transitional Advisory Agreement”) provides that Mr. Sgoutas’s employment with the Company terminated on March 1, 2017, and engages Mr. Sgoutas as an independent contractor by the Company for the next ten months, or such shorter period than ten months should Mr. Sgoutas decide to terminate the Transitional Advisory Agreement. Mr. Sgoutas will receive monthly consulting fees equal to the quotient of (i) $733,333.00 divided by (ii) ten during the period of his consultancy. He is also entitled to a lump sum payment equal to $73,333.00 payable within 14 days of the effective date of the general release described below. In addition, stock options granted to Mr. Sgoutas shall continue to vest in accordance with their applicable vesting schedule, provided that the vesting of his stock options shall cease on the earlier of (a) April 15, 2017, (b) termination by Mr. Sgoutas of his consulting and advisory services or (c) termination of his services by the Company for Cause (as defined in the Transitional Advisory Agreement). The agreement also provides that the vesting or settlement of restricted stock units held by Mr. Sgoutas will be accelerated as to 11,420 shares and the remaining unvested awards will be forfeited, except Mr. Sgoutas will be eligible to receive any shares that vest in 2017 under the performance-based restricted stock units granted to him in 2016 in accordance with their terms. Pursuant to the Transitional Advisory Agreement, the Company has agreed to reimburse the cost of COBRA premiums for up to ten months after March 1, 2017. In addition, the Company also agreed to pay to Mr. Sgoutas the bonus to which he would have been entitled under the Company’s 2016 Executive Officer Incentive Bonus Plan had he served as an employee through the date that bonuses are paid to all other participants thereunder, with the payment of such bonus to be made at the same time other participants receive payment. Pursuant to the Transitional Advisory Agreement, Mr. Sgoutas has agreed to a general release and waiver of claims against the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: March 2, 2017